[CENTERPOINT ENERGY LOGO]                           For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone    713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone    713.207.6500


FOR IMMEDIATE RELEASE                                                Page 1 of 2
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          BERKSHIRE HATHAWAY AND CREDIT SUISSE FIRST BOSTON TO PROVIDE
      $1.3 BILLION FINANCING TO CENTERPOINT ENERGY'S ELECTRIC UTILITY UNIT

HOUSTON, TX - NOV. 8, 2002 - CENTERPOINT ENERGY, INC. (NYSE: CNP) today announced that Berkshire Hathaway Inc. (NYSE: BRK.A; BRK.B) ("Berkshire Hathaway") and Credit Suisse First Boston ("CSFB") have agreed to provide CenterPoint Energy Houston Electric, LLC, the company's electric utility subsidiary, with a $1.310 billion senior secured credit facility ("Facility").

David M. McClanahan, CenterPoint Energy's president and chief executive officer, stated, "This transaction is an important milestone for us. It removes all uncertainty around the refinancing of maturing debt at our electric utility, and it removes the immediate acceleration requirement contained in our recent $4.7 billion bank credit facilities.

"Perhaps most importantly, it moves us significantly forward on our road to deleveraging the company in 2004-2005, when we will receive a multi-billion dollar cash infusion from the sale of our generation assets and the recovery of our stranded investment under the provisions of the Texas restructuring law."

The proceeds will be used to repay all amounts outstanding under the electric utility's existing $850 million bank credit facility dated October 10, 2002, to repay $400 million of debt, which includes $300 million of senior debentures of CenterPoint Energy FinanceCo II LLP due to mature on November 15, 2002, and $100 million of debt of CenterPoint Energy, Inc., and to pay any fees and related expenses.

The Facility has a three-year term, and carries an interest rate of LIBOR plus
9.75 percent, subject to a minimum LIBOR rate of 3 percent. The Facility will be secured by Second Mortgage Bonds of the electric utility. The transaction has been approved by CenterPoint Energy's Board of Directors, and is subject to final documentation. It is expected to close November 12, 2002.

 "We are gratified that Berkshire Hathaway and CSFB have demonstrated their confidence in our business operations and financial plan by participating in this significant debt financing to CenterPoint Energy's electric utility unit," McClanahan added.

                                     -more-


News Release -- November 8, 2002

[CENTERPOINT ENERGY LOGO]                           For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone    713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone    713.207.6500


FOR IMMEDIATE RELEASE                                                Page 2 of 2
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CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission and distribution, natural gas distribution and sales, interstate pipeline and gathering operations, and more than 14,000 megawatts of power generation in Texas. The company serves nearly five million customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Missouri, Oklahoma, and Texas. Assets total nearly $19 billion.

With more than 11,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit our Web site at www.CenterPointEnergy.com.

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries.

Credit Suisse First Boston (CSFB) is a leading global investment bank serving institutional, corporate, government and individual clients. CSFB's businesses include securities underwriting, sales and trading, investment banking, private equity, financial advisory services, investment research, venture capital, correspondent brokerage services and retail online brokerage services. CSFB operates in over 89 locations across more than 37 countries on 6 continents. The Firm is a business unit of the Zurich-based Credit Suisse Group, a leading global financial services company.

This news release includes forward-looking statements. Actual events and results may differ materially from those projected. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's business plans, financial market conditions and other factors discussed in CenterPoint Energy's filings with the Securities and Exchange Commission.
                                       ###

News Release -- November 8, 2002